Exhibit 32.1
CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(UNITED STATES CODE, TITLE 18, CHAPTER 63, SECTION 1350)
ACCOMPANYING QUARTERLY REPORT ON FORM 10-Q OF
ALTISOURCE PORTFOLIO SOLUTIONS S.A. FOR THE QUARTER ENDED
SEPTEMBER 30, 2026
In connection with the Quarterly Report on Form 10-Q of Altisource Portfolio Solutions S.A. (the “Company”) for the quarterly period ended September 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William B. Shepro, as Chairman and Chief Executive Officer of the Company, and Michelle D. Esterman, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:
(1)    The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ William B. Shepro	By:	/s/ Michelle D. Esterman
	William B. Shepro		Michelle D. Esterman
	Chairman and Chief Executive Officer		Chief Financial Officer
	(Principal Executive Officer)		(Principal Financial Officer and
Principal Accounting Officer)
	October 29, 2026		October 29, 2026